Exhibit 99.1

 America Service Group Announces Fourth Quarter and Year-End Results

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Feb. 28, 2005--America Service Group Inc. (NASDAQ:ASGR):

    Fourth Quarter and Year-End Highlights:

    -- Net income of $4.8 million in the quarter and $9.0 million for the year

    -- Adjusted EBITDA increase of 25% from the prior year to $29.3 million

    --  Cash balances of $7.2 million

    --  No debt outstanding

    America Service Group Inc. (NASDAQ:ASGR) announced today results for the fourth quarter and year ended December 31, 2004.
    Commenting on fourth quarter results, Michael Catalano, chairman, president and chief executive officer of America Service Group, said, "2004 was a year of meeting the challenges of delivering vital public health services to our clients, providing quality medical care to our patients and building value for our shareholders. The Company's success is based upon dedicated clinical care. This dedication was recognized by clients as the Company retained 91.2% of all contract revenues up for rebid or renewal during the year, and the Company started productive relationships with several new clients. The Company enters 2005 in solid financial shape with both the drive to grow and abundant marketing opportunities."

    FAS 144 Impact on Income Statement Presentation Format

    As noted in our 2003 annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 ("FAS 144") to all service contracts that expire subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company's consolidated statements of operations separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders' equity.
    As a result of the application of FAS 144, "healthcare revenues" and "healthcare expenses" on the Company's consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss "Total Revenues," "Total Healthcare Expenses," and "Total Gross Margin," which will include all of the Company's revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes loss contract reserve utilization.

    Results for Fourth Quarter and Year Ended December 31, 2004

    Healthcare revenues from continuing contracts for the fourth quarter of 2004 were $168.7 million, an increase of 14.1% over the prior year quarter. Healthcare revenues for the year ended December 31, 2004, were $665.1 million, an increase of 28.7% over the prior year. Total Revenues, which includes revenues from continuing and discontinued contracts, for the fourth quarter of 2004 were $170.4 million, an increase of 6.8% over the prior year quarter. Total Revenues for the year ended December 31, 2004, were $690.9 million, an increase of 19.1% over the prior year.
    Healthcare expenses from continuing contracts for the fourth quarter of 2004 were $156.8 million, or 92.9% of healthcare revenues, as compared with $135.8 million, or 91.9% of healthcare revenues, in the prior year quarter. Healthcare expenses for the year ended December 31, 2004 were $619.4 million, or 93.1% of healthcare revenues, as compared with $482.4 million, or 93.3% of healthcare revenues, in the prior year. Total Healthcare Expenses for the fourth quarter of 2004 were $158.5 million, or 93.0% of Total Revenues, as compared with $147.8 million, or 92.7% of Total Revenues, in the prior year quarter. Total Healthcare Expenses, which includes healthcare expenses from continuing and discontinued contracts, for the year ended December 31, 2004, were $644.1 million, or 93.2% of Total Revenues, as compared with $541.9 million, or 93.4% of Total Revenues, in the prior year.
    The Company has significantly reduced the volatility of its contract portfolio over the last several years by a process of shifting its preferred contract structure from a full-risk model to a shared-risk model. Shared-risk contracting models provide aggregate limits, or "caps," to the Company's exposure to hospitalization and other off-site medical expenses and benefit taxpayers by eliminating any risk premium or margin that would otherwise be associated with the probability of such costs exceeding mutually agreed upon thresholds and allowing taxpayers to share in any savings if such costs are less than those agreed upon.
    This ongoing process of adjusting the Company's contract portfolio has resulted in 88% of the Company's healthcare contracts and all pharmacy contracts as of December 31, 2004 (representing 74% of Total Revenues in the fourth quarter) having structures that limit the Company's exposure to increases in hospitalization and other off-site medical expenses. Nonetheless, fourth quarter hospitalization and other off-site medical expenses were $1.3 million, or 36% higher than expected in four of the eleven healthcare contracts where the Company was at risk for these costs. Less than 1% of the fourth quarter Total Revenues were in healthcare contracts where the Company is fully at risk for increases in these costs and the contract has longer than one year remaining without termination provisions.
    Gross margin from continuing contracts for the fourth quarter of 2004 was $11.9 million, or 7.1% of healthcare revenues, as compared with $12.0 million, or 8.1% of healthcare revenues, in the prior year quarter. Gross margin for the year ended December 31, 2004, was $32.9 million, or 4.9% of healthcare revenues, as compared with $34.5 million, or 6.7% of healthcare revenues, in the prior year. Included in the current year gross margin is the negative impact of an aggregate $12.8 million increase in the Company's reserve for loss contracts in the second and third quarters of 2004 related to the financial performance of the Company's Maryland Department of Public Safety and Correctional Services (Maryland DPS) contract. Total Gross Margin, which includes continuing and discontinued contracts, for the fourth quarter of 2004 was $11.9 million, or 7.0% of Total Revenues, as compared with $11.6 million, or 7.3% of Total Revenues, in the prior year quarter. Total Gross Margin for the year ended December 31, 2004, was $46.8 million, or 6.8% of Total Revenues, as compared with $38.3 million, or 6.6% of Total Revenues, in the prior year.
    Selling, general and administrative expenses for the fourth quarter of 2004 were $4.5 million, or 2.7% of healthcare revenues, as compared with $4.2 million, or 2.8% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the year ended December 31, 2004, were $17.5 million, or 2.6% of healthcare revenues, as compared with $14.9 million, or 2.9% of healthcare revenues, in the prior year. Selling, general and administrative expenses as a percentage of Total Revenues for the fourth quarter of 2004 were 2.6%, consistent with levels in the prior year quarter. Selling, general and administrative expenses as a percentage of Total Revenues for the year ended December 31, 2004, were 2.5%, as compared with 2.6% in the prior year.
    Adjusted EBITDA for the fourth quarter of 2004 was $7.4 million, as compared with $7.5 million in the prior year quarter. Adjusted EBITDA for the year ended December 31, 2004, was $29.3 million, an increase of 25.0%, as compared with $23.4 million in the prior year. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, increases or decreases in reserves for loss contracts and the charge for settlement of a Florida legal matter. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.
    Depreciation and amortization expense for the fourth quarter of 2004 was $984,000, as compared with $971,000 in the prior year quarter. Depreciation and amortization expense for the year ended December 31, 2004, was $3.9 million, as compared with $4.2 million in the prior year.
    Income from operations for the fourth quarter of 2004 was $6.5 million, as compared with $6.8 million in the prior year quarter. Income from operations for the year ended December 31, 2004, was $6.3 million, as compared with $15.4 million in the prior year. Included in the current year income from operations is the negative impact of the aggregate $12.8 million increase in the Company's reserve for loss contracts in the second and third quarters of 2004 and the $5.2 million charge for final settlement of a Florida legal matter recorded in the first quarter of 2004.
    Net interest expense for the fourth quarter of 2004 was $250,000, as compared with $716,000 in the prior year quarter. Net interest expense for the year ended December 31, 2004, was $1.7 million, as compared with $3.7 million in the prior year.
    Income from continuing operations before income taxes for the fourth quarter of 2004 was $6.2 million, as compared with $6.1 million in the prior year quarter. Income from continuing operations before income taxes for the year ended December 31, 2004, was $4.5 million, as compared with $11.8 million in the prior year. Included in the current year income from continuing operations before income taxes is the negative impact of the aggregate $12.8 million increase in the Company's reserve for loss contracts in the second and third quarters of 2004 and the $5.2 million charge for final settlement of a Florida legal matter recorded in the first quarter of 2004.
    The income tax provision for the fourth quarter of 2004 was $1.4 million, as compared with $170,000 in the prior year quarter. The income tax benefit for the year ended December 31, 2004, was $3.5 million, as compared with an income tax provision of $829,000 in the prior year. Included in the current year income tax benefit is a $5.3 million noncash income tax benefit in the second quarter of 2004, due to the reversal of substantially all of the Company's deferred tax valuation allowance at June 30, 2004. During the fourth quarter of 2004, the Company benefited from a lower than expected effective tax rate of 23%, due to an increase in the Company's deferred tax assets resulting from higher than previously estimated net operating loss carryforwards. Additionally, the third and fourth quarter 2004 income tax provisions are not comparable with the prior year periods' income tax provision, due to the valuation allowance that existed in the prior year.
    Income from continuing operations for the fourth quarter of 2004 was $4.8 million, as compared with $5.9 million in the prior year quarter. Income from continuing operations for the year ended December 31, 2004 was $8.0 million, as compared with $11.0 million in the prior year. Included in the current year income from continuing operations is the negative impact of the aggregate $12.8 million increase in the Company's reserve for loss contracts in the second and third quarters of 2004 and the $5.2 million charge for final settlement of a Florida legal matter recorded in the first quarter of 2004, as well as the positive impact of the $5.3 million deferred tax valuation allowance reversal to income taxes recorded in the second quarter of 2004. Additionally, the third and fourth quarter 2004 income tax provisions are not comparable with the prior year periods' income tax provision, due to the valuation allowance that existed in the prior year.
    The loss from discontinued operations, net of taxes, for the fourth quarter of 2004 was $37,000, as compared with a loss of $347,000 in the prior year quarter. Income from discontinued operations, net of taxes, for the year ended December 31, 2004, was $983,000, as compared with $918,000 in the prior year. Included in the prior year income from discontinued operations, net of taxes, is the positive impact of a $1.7 million reduction in the Company's reserve for loss contracts recorded in the third quarter of 2003 and the negative impact of a $4.5 million increase in the Company's reserve for loss contracts recorded in the second quarter of 2003.
    Net income for the fourth quarter of 2004 was $4.8 million, or $0.44 basic and $0.43 diluted per common share, as compared with $5.6 million, or $0.55 basic and $0.53 diluted per common share, in the prior year quarter. Net income for the year ended December 31, 2004, was $9.0 million, or $0.84 basic and $0.82 diluted per common share, as compared with $11.9 million, or $1.24 basic and $1.20 diluted per common share, in the prior year. Included in the current year net income is the negative impact of the aggregate $12.8 million increase in the Company's reserve for loss contracts recorded in the second and third quarters of 2004 and the $5.2 million charge for final settlement of a Florida legal matter recorded in the first quarter of 2004, as well as the positive impact of the $5.3 million deferred tax valuation allowance reversal to income taxes recorded in the second quarter of 2004. Additionally, the third and fourth quarter 2004 income tax provisions are not comparable with the prior year periods' income tax provision, due to the valuation allowance that existed in the prior year. Included in the prior year net income is the positive impact of a $1.7 million reduction in the Company's reserve for loss contracts recorded in the third quarter of 2003 and the negative impact of a $4.5 million increase in the Company's reserve for loss contracts recorded in the second quarter of 2003.
    Cash on hand decreased $6.8 million to approximately $7.2 million at December 31, 2004, as compared with $14.0 million at September 30, 2004. The reduction in cash on hand in the fourth quarter was primarily the result of a $13.4 million increase in accounts receivable to $93.1 million at December 31, 2004. The increase in accounts receivable in the fourth quarter was due to a combination of certain client receivables becoming past due (which the Company believes are collectible, net of established reserves) and an increase in aggregate cap receivables not yet billable to clients based on stated contract terms (which represent revenues earned under shared-risk contracts that reimburse the Company for expenses above mutually agreed upon thresholds). Days sales outstanding in accounts receivable increased to approximately 50 days at December 31, 2004, as compared with 41 days at September 30, 2004. The Company had no debt outstanding as of December 31, 2004.

    2005 Guidance

    Consistent with past practice, the Company's guidance for full-year 2005 results reflects only those contracts currently in operation and does not consider any potential new business. The Company's guidance assumes that the two contracts covered under the Company's loss contract reserve are not renewed subsequent to June 30, 2005. Additionally, the Company's guidance does not include any potential impact of the expensing of stock options due to take effect under Statement of Financial Accounting Standards No. 123 (revised
2004).
    In recognition of the increased levels of hospitalization and other off-site medical expenses incurred during 2004 and the resulting volatility in the contracts where the Company is still at risk for these costs, the Company currently expects 2005 earnings to be in a range of $1.42 to $1.53 per share on a diluted basis. The Company expects diluted shares outstanding to be approximately 11.25 million. Total Revenues from continuing and discontinued operations are expected to be in a range of $660 million to $700 million in 2005, dependent upon the level of aggregate cap revenues realized during the year. Pre-tax income from continuing and discontinued operations is expected to be in a range of $26.6 million to $28.6 million in 2005. The Company expects its effective tax rate to be approximately 40% for 2005. Depreciation, amortization and interest expense is expected to be approximately $5.4 million in 2005. The Company expects an increase in cash on hand to approximately $30 million by December 31, 2005, assuming days sales outstanding in accounts receivable are reduced to more normal levels of approximately 40 days, as compared with 50 days at December 31, 2004.

    Conference Call

    A listen-only simulcast and replay of America Service Group's fourth quarter conference call will be available online at www.asgr.com or www.fulldisclosure.com on March 1, 2005, beginning at 11:00 a.m. Eastern time. In addition, a copy of the press release containing the related financial information can be found on the Company's website.
    America Service Group Inc., based in Brentwood, Tennessee, is the leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates.
    This release contains certain financial information not derived in accordance with accounting principles generally accepted in the United States ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.
    The most directly comparable GAAP measures for the guidance provided by the Company are: Healthcare Revenues; Income from Continuing Operations Before Income Taxes; Depreciation and Amortization; and Interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company's guidance to the most directly comparable GAAP measure is not practicable to be estimated on a forward-looking basis.

    This press release may contain "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the Company's beliefs and expectations of future performance, the effects of any stock split and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. As such, they involve risk and uncertainty that actual results may differ materially from those projected in the forward-looking statements including, without limitation, risks related to the following: the Company's ability to retain existing client contracts and obtain new contracts; whether or not government agencies continue to privatize correctional healthcare services; the possible effect of adverse publicity on the Company's business; increased competition for new contracts and renewals of existing contracts; the Company's ability to execute its expansion strategies; the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage; the outcome of pending litigation; the Company's dependence on key personnel; and the fact that the audit of the Company's 2004 results is ongoing and the results of that audit may differ from the information contained herein. A discussion of these important factors and assumptions regarding the statements and risks involved is contained in the Company's annual report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.


                      AMERICA SERVICE GROUP INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                                           Three Months Ended
                                 ------------------------------------
                                 Dec. 31,   % of    Dec. 31,   % of
                                   2004    Revenue    2003    Revenue
                                 --------  -------  --------  -------
Healthcare revenues              $168,681    100.0  $147,779    100.0
Healthcare expenses               156,753     92.9   135,816     91.9
                                 --------  -------  --------  -------
  Gross margin                     11,928      7.1    11,963      8.1
Selling, general and
 administrative expenses            4,463      2.7     4,185      2.8
Depreciation and amortization         984      0.6       971      0.7
                                 --------  -------  --------  -------
  Income from operations            6,481      3.8     6,807      4.6
Interest, net                         250      0.1       716      0.5
                                 --------  -------  --------  -------
  Income from continuing
   operations before income taxes   6,231      3.7     6,091      4.1
Income tax provision                1,420      0.8       170      0.1
                                 --------  -------  --------  -------
  Income from
   continuing operations            4,811      2.9     5,921      4.0
Loss from discontinued
 operations, net of taxes             (37)    (0.1)     (347)    (0.2)
                                 --------  -------  --------  -------
  Net income                       $4,774      2.8    $5,574      3.8
                                 ========  =======  ========  =======

Income per common share - basic:
 Income from
  continuing operations             $0.45              $0.59
 Loss from discontinued
  operations, net of taxes          (0.01)             (0.04)
                                 --------           --------
   Net income                       $0.44              $0.55
                                 ========           ========

Income per common
 share - diluted:
  Income from
   continuing operations            $0.43              $0.56
 Loss from discontinued
  operations, net of taxes             --              (0.03)
                                 --------           --------
  Net income                        $0.43              $0.53
                                 ========           ========

Weighted average common
 shares outstanding:
  Basic                            10,807             10,092
                                 ========           ========
  Diluted                          11,139             10,556
                                 ========           ========


                      AMERICA SERVICE GROUP INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                                          Twelve Months Ended
                                 ------------------------------------
                                 Dec. 31,   % of    Dec. 31,   % of
                                   2004    Revenue    2003    Revenue
                                 --------  -------  --------  -------
Healthcare revenues              $665,113    100.0  $516,828    100.0
Healthcare expenses               619,433     93.1   482,350     93.3
Increase in reserve
 for loss contracts                12,800      2.0        --       --
                                 --------  -------  --------  -------
  Gross margin                     32,880      4.9    34,478      6.7
Selling, general and
 administrative expenses           17,543      2.6    14,879      2.9
Depreciation and amortization       3,887      0.6     4,150      0.8
Charge for settlement of
 Florida legal matter               5,200      0.8        --       --
                                 --------  -------  --------  -------
  Income from operations            6,250      0.9    15,449      3.0
Interest, net                       1,707      0.2     3,663      0.7
                                 --------  -------  --------  -------
  Income from continuing
   operations before income taxes   4,543      0.7    11,786      2.3
Income tax provision (benefit)     (3,486)    (0.5)      829      0.2
                                 --------  -------  --------  -------
  Income from
   continuing operations            8,029      1.2    10,957      2.1
Income from discontinued
 operations, net of taxes             983      0.2       918      0.2
                                 --------  -------  --------  -------
  Net income                       $9,012      1.4   $11,875      2.3
                                 ========  =======  ========  =======

Income per common share - basic:
 Income from
  continuing operations             $0.75              $1.14
 Income from discontinued
  operations, net of taxes           0.09               0.10
                                 --------           --------
  Net income                        $0.84              $1.24
                                 ========           ========

Income per common share - diluted:
 Income from
  continuing operations             $0.73              $1.11
 Income from discontinued
  operations, net of taxes           0.09               0.09
                                 --------           --------
  Net income                        $0.82              $1.20
                                 ========           ========

Weighted average common
 shares outstanding:
  Basic                            10,721              9,597
                                 ========           ========
  Diluted                          11,048              9,906
                                 ========           ========


                      AMERICA SERVICE GROUP INC.
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                  Dec. 31,   Dec. 31,
                                                   2004        2003
                                                 ---------  ---------
                                ASSETS

Current assets:
 Cash and cash equivalents                          $7,191     $1,157
 Accounts receivable, healthcare
  and other less allowances                         93,111     61,236
 Inventories                                         7,639      6,640
 Prepaid expenses and other current assets          17,186     12,104
 Current deferred tax assets                         9,349         --
                                                 ---------  ---------
Total current assets                               134,476     81,137
Property and equipment, net                          5,356      4,619
Goodwill, net                                       43,896     43,896
Contracts, net                                       8,793     10,421
Other intangibles, net                               1,076      1,283
Other assets                                        12,548     17,067
                                                 ---------  ---------
Total assets                                      $206,145   $158,423
                                                 =========  =========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                  $49,786    $32,059
 Accrued medical claims liability                   25,808     20,068
 Accrued expenses                                   45,351     38,581
 Deferred revenue                                   11,869      7,962
 Current portion of loss contract reserve            6,062        322
 Current portion of long-term debt                      --      1,667
 Revolving credit facility classified
  as current per EITF 95-22                             --        365
                                                 ---------  ---------
Total current liabilities                          138,876    101,024
Noncurrent portion of payables
 and accrued expenses                               11,259     16,513
Noncurrent portion of loss contract reserve             --        402
Long-term debt, net of current portion                  --      1,527
Noncurrent deferred tax liabilities                  1,017         --
                                                 ---------  ---------
Total liabilities                                  151,152    119,466
                                                 ---------  ---------
Stockholders' equity:
 Common stock                                          108        106
 Additional paid-in capital                         55,203     48,080
 Stockholder note receivable                            --        (48)
 Deferred compensation                                (143)        --
 Accumulated deficit                                  (175)    (9,181)
                                                 ---------  ---------
Total stockholders' equity                          54,993     38,957
                                                 ---------  ---------
Total liabilities and stockholders' equity        $206,145   $158,423
                                                 =========  =========


                      AMERICA SERVICE GROUP INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                  Twelve Months Ended
                                                       Dec. 31,
                                                 --------------------
                                                   2004        2003
                                                 ---------  ---------
Operating Activities
Net income                                          $9,012    $11,875
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                      3,926      4,201
  Loss on retirement of fixed assets                  --          179
  Finance cost amortization                            639        566
  Amortization of deferred compensation                 32       --
  Stock option income tax benefits                     541       --
  Increase in loss contract reserve                 12,800      2,786
  Deferred income taxes                             (4,392)      --
  Interest on stockholders' notes receivable            (2)       (59)
  Changes in operating assets and liabilities:
   Accounts receivable, net                        (31,875)    11,241
   Inventories                                        (999)      (437)
   Prepaid expenses and other current assets        (5,082)       996
   Other assets                                      3,818     (7,240)
   Accounts payable                                 17,727    (12,790)
   Accrued medical claims liability                  5,740      6,371
   Accrued expenses                                  1,453      7,471
   Deferred revenue                                  3,907      1,759
   Loss contract reserve utilization                (7,462)    (4,549)
                                                 ---------  ---------
  Net cash provided by operating activities          9,783     22,370
                                                 ---------  ---------

Investing Activities
Capital expenditures                                (2,703)    (1,612)
                                                 ---------  ---------
  Net cash used in investing activities             (2,703)    (1,612)
                                                 ---------  ---------

Financing Activities
Net payments on line of credit and term loan        (3,559)   (42,437)
Decrease in restricted cash                           --        6,250
Proceeds from stockholders' notes receivable            50      1,252
Issuance of common stock                               509        380
Exercise of stock options                            1,954     11,184
                                                 ---------  ---------
  Net cash used in financing activities             (1,046)   (23,371)
                                                 ---------  ---------

Net increase (decrease) in
 cash and cash equivalents                           6,034     (2,613)
Cash and cash equivalents at beginning of period     1,157      3,770
                                                 ---------  ---------
Cash and cash equivalents at end of period          $7,191     $1,157
                                                 =========  =========


                      AMERICA SERVICE GROUP INC.
 SCHEDULE OF INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES
                            (In thousands)

                                           Three Months Ended
                                 ------------------------------------
                                 Dec. 31,   % of    Dec. 31,   % of
                                   2004    Revenue    2003    Revenue
                                 --------  -------  --------  -------
Healthcare revenues                $1,690    100.0  $11,702     100.0
Healthcare expenses                 1,734    102.6   12,022     102.7
                                 --------  -------  --------  -------
  Gross margin                        (44)    (2.6)    (320)     (2.7)
Depreciation and amortization           4      0.2        8       0.1
                                 --------  -------  --------  -------
  Loss from discontinued
   operations before income taxes     (48)    (2.8)    (328)     (2.8)
Income tax provision (benefit)        (11)    (0.6)      19       0.2
                                 --------  -------  --------  -------
  Loss from discontinued
   operations, net of taxes          $(37)    (2.2)    $(347)    (3.0)
                                 ========  =======  ========  =======

                                          Twelve Months Ended
                                 ------------------------------------
                                 Dec. 31,   % of    Dec. 31,   % of
                                   2004    Revenue    2003    Revenue
                                 --------  -------  --------  -------
Healthcare revenues               $25,789    100.0   $63,357    100.0
Healthcare expenses                24,637     95.5    59,523     93.9
Reduction in reserve
 for loss contracts                    --       --     1,714      2.7
Increase in reserve
 for loss contracts                    --       --     4,500      7.1
                                 --------  -------  --------  -------
  Gross margin                      1,152      4.5     1,048      1.7
Depreciation and amortization          39      0.2        51      0.1
                                 --------  -------  --------  -------
  Income from discontinued
   operations before income taxes   1,113      4.3       997      1.6
Income tax provision                  130      0.5        79      0.2
                                 --------  -------  --------  -------
  Income from discontinued
   operations, net of taxes          $983      3.8      $918      1.4
                                 ========  =======  ========  =======


                      AMERICA SERVICE GROUP INC.
          DISCUSSION AND RECONCILIATION OF NON-GAAP MEASURES
                            (In thousands)

This release contains certain financial information not derived in accordance with accounting principles generally accepted in the United States ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.

                            ADJUSTED EBITDA

The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, increases or decreases in reserves for loss contracts and the charge for settlement of a Florida legal matter. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company's results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, credit providers and analysts. The Company's management, credit providers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, credit providers and analysts to compare the Company's current operating results with the corresponding periods in the previous year and to compare the Company's operating results with other companies in the healthcare industry.

Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.


           RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

                                                  Three Months Ended
                                                       Dec. 31,
                                                 --------------------
                                                   2004        2003
                                                 ---------  ---------
Net income                                          $4,774     $5,574
Depreciation and taxes included in income loss
 from discontinued operations, net of taxes             (7)        27
Income tax provision                                 1,420        170
Interest, net                                          250        716
Depreciation and amortization                          984        971
                                                 ---------  ---------
Adjusted EBITDA                                     $7,421     $7,458
                                                 =========  =========

                                                  Twelve Months Ended
                                                       Dec. 31,
                                                 --------------------
                                                   2004        2003
                                                 ---------  ---------
Net income                                          $9,012    $11,875
Depreciation and taxes included in income
 from discontinued operations, net of taxes            169        130
Increase in reserve for loss contracts
 included in income from discontinued
 operations, net of taxes                               --      4,500
Reduction in reserve for loss contracts
 included in income from discontinued
 operations, net of taxes                               --     (1,714)
Income tax provision (benefit)                      (3,486)       829
Interest, net                                        1,707      3,663
Increase in reserve for loss contracts              12,800         --
Charge for settlement of Florida legal matter        5,200         --
Depreciation and amortization                        3,887      4,150
                                                 ---------  ---------
Adjusted EBITDA                                    $29,289    $23,433
                                                 =========  =========

   TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN

The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes loss contract reserve utilization.

The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company's performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, "healthcare revenues," "healthcare expenses," and "gross margin" on the Company's consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts.

        RECONCILIATION OF HEALTHCARE REVENUES TO TOTAL REVENUES

                                                  Three Months Ended
                                                       Dec. 31,
                                                 --------------------
                                                   2004        2003
                                                 ---------  ---------
Healthcare revenues                               $168,681   $147,779
Healthcare revenues included in loss
 from discontinued operations, net of taxes          1,690     11,702
                                                 ---------  ---------
Total Revenues                                    $170,371   $159,481
                                                 =========  =========

                                                 Twelve Months Ended
                                                       Dec. 31,
                                                 --------------------
                                                   2004        2003
                                                 ---------  ---------
Healthcare revenues                               $665,113   $516,828
Healthcare revenues included in income
 from discontinued operations, net of taxes         25,789     63,357
                                                 ---------  ---------
Total Revenues                                    $690,902   $580,185
                                                 =========  =========

  RECONCILIATION OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

                                                  Three Months Ended
                                                       Dec. 31,
                                                 --------------------
                                                   2004        2003
                                                 ---------  ---------
Healthcare expenses                               $156,753   $135,816
Healthcare expenses included in loss
 from discontinued operations, net of taxes          1,734     12,022
                                                 ---------  ---------
Total Healthcare Expenses                         $158,487   $147,838
                                                 =========  =========

                                                 Twelve Months Ended
                                                       Dec. 31,
                                                 --------------------
                                                   2004        2003
                                                 ---------  ---------
Healthcare expenses                               $619,433   $482,350
Healthcare expenses included in income
     from discontinued operations, net of taxes     24,637     59,523
                                                 ---------  ---------
Total Healthcare Expenses                         $644,070   $541,873
                                                 =========  =========

         RECONCILIATION OF GROSS MARGIN TO TOTAL GROSS MARGIN

                                                  Three Months Ended
                                                       Dec. 31,
                                                 --------------------
                                                   2004        2003
                                                 ---------  ---------
Gross margin                                       $11,928    $11,963
Gross margin included in loss from
 discontinued operations, net of taxes                 (44)      (320)
                                                 ---------  ---------
Total Gross Margin                                 $11,884    $11,643
                                                 =========  =========

                                                 Twelve Months Ended
                                                       Dec. 31,
                                                 --------------------
                                                   2004        2003
                                                 ---------  ---------
Gross margin                                       $32,880    $34,478
Gross margin included in income from
 discontinued operations, net of taxes               1,152      1,048
Increase in reserve for loss contracts
 included in income from discontinued
 operations, net of taxes                               --      4,500
Reduction in reserve for loss contracts
 included in income from discontinued
 operations, net of taxes                               --     (1,714)
Increase in reserve for loss contracts              12,800         --
                                                 ---------  ---------
Total Gross Margin                                 $46,832    $38,312
                                                 =========  =========

    CONTACT: America Service Group Inc.
             Michael Catalano or Michael W. Taylor, 615-373-3100